UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

WRIGHT MEDICAL GROUP N.V.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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This filing contains the following email to Wright employees from Julie Andrews, Senior Vice President, Global Finance, of Wright Medical Group N.V. (“Wright”), which was sent to Wright employees on January 23, 2020 and relates to the tender offer commenced by Stryker Corporation (“Stryker”) to acquire all outstanding ordinary shares of Wright pursuant to the terms of a Purchase Agreement, dated as of November 4, 2019, by and among Wright, Stryker and Stryker B.V.

***

Many of you have posed questions regarding the Stryker tender offer. We understand there has been some confusion surrounding the process and hope the more detailed instructions below bring additional clarity.

Please note that the process described below applies only to shares held through Merrill Lynch (the administrator of our equity plan and Employee Stock Purchase Plan). If you have transferred your shares from Merrill Lynch to a different broker (such as Fidelity, for example), you will need to follow the instructions provided by your broker.

By now, assuming your current address is on file with Merrill Lynch, you should have received a packet from Merrill Lynch with instructions on how to include your shares in the tender offer. If you have not received anything from Merrill Lynch, please contact Merrill Lynch directly.

Please keep in mind that you may have more than one account with Merrill Lynch. For example, you will have one account for shares acquired through our equity plan and a separate account for shares acquired through the Employee Stock Purchase Plan. You will need to make an election with respect to each of your accounts.

To Participate In The Tender

1.	Call Merrill Lynch:

a.	If calling from the U.S. between 6:30 a.m. and 4:00 p.m. CST, call (800) 937-0616.

b.	If calling from the U.S. outside of the above mentioned hours, call (877) 767-2404, and

i.	Select the language in which you will speak to the representative;

ii.	Select 0 to speak to a representative; and

iii.	Select 4 (“place a trade”).

c.	If calling outside of the U.S., call (609) 818-8894.

2.	Tell the representative you are calling to elect to tender your Wright Medical Group N.V. shares as part of the Stryker tender offer.

3.	The representative will verify your identity (you may need to provide certain personal information, such as your date of hire or your social security number).

4.	If you have more than one account, affirmatively tell the representative that you would like to tender with respect to each of your accounts.

5.	You will receive a confirmation in the mail within several days of your conversation with the representative.

6.	When the transaction closes, transfer agent fees of $30.00 per account will be subtracted from your proceeds. You do not need to have cash in your account to make the tender election.

Keep In Mind

•

If you have unvested restricted stock units (RSUs) or performance stock units (PSUs) that vest after you have already made a tender election with Merrill Lynch, but prior to the closing of the Stryker transaction, you will need to follow the process above with respect to the newly vested shares.

•	Unvested RSUs and PSUs will automatically vest upon closing without further action on your part.

•

Unexercised, unexpired options that are in-the-money (meaning the strike price is less than the offer price of $30.75), both vested and unvested, will fully vest at closing and will be cancelled in exchange for a cash payment, without further action on your part. If you have in-the-money options due to expire this year, you may want to consider exercising them because if they expire prior to the closing of the Stryker transaction, they will have no value.

•

The current expiration date for the tender offer is 9:00 a.m. Eastern Time on February 27th with elections being due to Merrill Lynch no later than 9:00 a.m. Eastern Time on February 25th. The expiration date will likely be extended; in which case, we will notify you of the extension.

Finally, as a reminder, various questions regarding the tender offer have been answered in the previously disseminated FAQs, which are available HERE again for your convenience.

If you have any questions, please reach out to Marija Nelson.

IMPORTANT INFORMATION FOR INVESTORS AND SECURITY HOLDERS

This communication is not a recommendation, an offer to purchase or a solicitation of an offer to sell ordinary shares of Wright or any other securities. This communication may be deemed to be solicitation material in respect of the EGM Proposals (defined below). Wright intends to file with the SEC a proxy statement in connection with the EGM, at which the Wright shareholders will vote on certain proposed resolutions (the “EGM Proposals”) in connection with the transactions referenced herein, and will mail the definitive proxy statement and a proxy card to each shareholder entitled to vote at the EGM. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) WHEN SUCH DOCUMENTS BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION THAT PERSONS SHOULD CONSIDER BEFORE MAKING ANY VOTING DECISION. Shareholders can obtain these documents when they are filed and become available free of charge from the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by Wright will be available free of charge on Wright’s website, www.wright.com, or by contacting Wright’s investor relations department at julie.dewey@wright.com.

PARTICIPANTS IN THE SOLICITATION

Wright, its directors and executive officers and other members of its management and employees, as well as Stryker and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from Wright’s shareholders in connection with the EGM Proposals. Information about Wright’s directors and executive officers and their ownership of Wright ordinary shares is set forth in the proxy statement for Wright’s 2019 annual general meeting of shareholders, which was filed with the SEC on May 17, 2019. Information about Stryker’s directors and executive officers is set forth in the proxy statement for Stryker’s 2019 annual meeting of shareholders, which was filed with the SEC on March 20, 2019. Shareholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the EGM Proposals, including the interests of Wright’s directors and executive officers in the transaction, which may be different than those of Wright’s shareholders generally, by reading the proxy statement and other relevant documents regarding the transaction which will be filed with the SEC.